   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1996
                                                Registration No. 33-
                                                                    -----------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                    PUBLIC SERVICE COMPANY OF NEW MEXICO

                  New Mexico                   85-0019030

                               Alvarado Square
                       Albuquerque, New Mexico  87158
                               (505) 241-2700

                                 MAX MAERKI
              Senior Vice President and Chief Financial Officer
                    PUBLIC SERVICE COMPANY OF NEW MEXICO
                               Alvarado Square
                        Albuquerque, New Mexico 87158

                               (505) 241-2700

    Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

        The commission is requested to mail signed copies of all orders, notices and communications to:
                                  C. L. MOORE
                             KELEHER & McLEOD, P.A.
                            414 Silver Avenue, S. W.
                         Albuquerque, New Mexico 87103

                        CALCULATION OF REGISTRATION FEE


                                                       Proposed
  Title of                              Proposed       Maximum
  Securities                            Maximum       Aggregate     Amount of
   to be               Amount        Offering Price    Offering    Registration
Registered        to be Registered    Per Share (1)   Price (1)         Fee
- --------------------------------------------------------------------------------
Common Stock
 $5.00 par value    2,000,000 Shares    $ 19.625     $39,250,000     $13,534.48

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the average high and low sale price of the Registrant's Common Stock on the New York Stock Exchange Composite Transaction Tape on August 23, 1996.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
    SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                     ----------------------------------
                             P R O S P E C T U S
                     ----------------------------------


                    PUBLIC SERVICE COMPANY OF NEW MEXICO
                               PNM DIRECT PLAN
                                COMMON STOCK
                               ($5 PAR VALUE)

                                -------------

         The Public Service Company of New Mexico PNM Direct Plan (the "Plan"), to be effective as of September __, 1996, is designed to provide investors with a convenient way to purchase shares of common stock, $5 par value ("Common Stock") of Public Service Company of New Mexico (the "Company"), and to reinvest all or a portion of the cash dividends paid on the Common Stock of the Company in shares of Common Stock.

         PARTICIPANTS IN THE PLAN MAY:

         # Reinvest all or a portion of cash dividends paid on Common Stock registered in their names or on Common Stock credited to their Plan accounts in shares of Common Stock.

         # Make an initial investment in Common Stock with a cash payment of at least $50, and additional optional investments thereafter of at least $50, up to a maximum of $60,000 per calendar year, including the initial investment.

         # Receive, upon written request, certificates for whole shares of Common Stock credited to their Plan accounts.

         # Deposit certificates representing Common Stock into the Plan for safekeeping.

         # Sell shares of Common Stock credited to their Plan accounts through the Plan.

         Shares of Common Stock will be purchased under the Plan, at the option of the Company, from newly issued shares, or shares purchased on the open market. Purchases will be effected through an independent agent appointed by the Company. The Common Stock is listed on the New York Stock Exchange. The closing price of the Common Stock on September __, 1996 on the New York Stock Exchange was $_____.

         The purchase price of newly issued Common Stock purchased under the Plan for an Investment Date (as defined in the Plan) will be the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal or, for any day on which there is no such publication, in another generally accepted publication for the first business day of the relevant Investment Period (as defined in the Plan), provided that the New York Stock Exchange is open on such day. The price of shares of Common Stock purchased or sold on the open market will be the weighted average price per share (adjusted for brokerage commissions, any related service charges, and applicable taxes) of the aggregate number of shares purchased or sold, respectively, on the open market during the relevant Investment Period. The Company will pay the costs of administration of the Plan, except that Plan Participants will bear the cost of brokerage commissions, any related service charges, and applicable taxes relating to shares of Common Stock purchased or sold on the open market.

         To the extent required by applicable law in certain jurisdictions, shares of Common Stock offered under the Plan to persons not presently record holders of Common Stock are offered only through a registered broker/dealer in such jurisdictions.

         This Prospectus contains a summary of the material provisions of the Plan and, therefore, this Prospectus should be retained by Participants in the Plan ("Participants") for future reference.

                          -------------------------

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
             OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.

                          -------------------------

             The date of this Prospectus is September __, 1996.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be obtained at prescribed rates from the Public Reference Section of the Commission or may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at certain of its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. The Common Stock is listed on the New York Stock Exchange. Reports, proxy material, and other information concerning the Company can be inspected at the office of this Exchange at Room 401, 20 Broad Street, New York, New York 10005.

                       INCORPORATION OF CERTAIN DOCUMENTS
                                  BY REFERENCE

         The following documents previously filed with the Commission by the Company (File No. 1-6986) are hereby incorporated by reference in this
    Prospectus:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Form 10-K").

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, and June 30, 1996 (the June 10-Q).

         3.  The Company's Current Report on Form 8-K dated March 13, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the June 10-Q and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the oral or written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Public Service Company of New Mexico, Alvarado Square, Albuquerque, New Mexico 87158, or by calling (505) 241-2650 or (800-545-4425) toll-free nationwide.

                                 THE COMPANY

         The Company was incorporated in 1917 under the laws of the State of New Mexico and is a public utility primarily engaged in the generation, transmission, distribution and sale of electricity and in the transmission, distribution and sale of natural gas within the State of New Mexico. The Company is also engaged in the operation and management of the City of Santa Fe's water system and in the development of new business activities in the energy and utility related services area. The principal executive offices of the Company are at Alvarado Square, Albuquerque, New Mexico 87158, and its telephone number is (505) 241-2700.

            The following questions and answers describe the provisions of the Public Service Company of New Mexico PNM Direct Plan (the "Plan"). For convenience of reference, the definitions of certain key terms are included below:

                            DESCRIPTION OF THE PLAN

    DEFINITIONS

    Administrator --                Public Service  Company of New Mexico  (the
                                    "Company" or  "PNM").  See also "Plan
                                    Administrator".

    Cash Investment --              A payment made subsequent to enrollment in
                                    the Plan.  The maximum aggregate Cash
                                    Investment  (including the  Initial Cash
                                    Investment) is  $60,000 per account per
                                    calendar year.

    Company --                      Public Service Company of New Mexico.

    Dividend Payment Date --        The  date determined by the  Company's
                                    Board of Directors on which Common Stock dividends are payable.

    Dividend Record Date --         The  date determined by  the Company's
                                    Board of  Directors for establishing
                                    shareholders who are entitled to a dividend which has been declared.

    Eligible Investor --            An investor  who makes  an Initial  Cash
                                    Investment of at least $50 or a
                                    Shareholder of Record.

    Enrollment Forms --             Forms available through the Company that
                                    the investor must complete to be able to participate in the Plan.

    Ex-Dividend Date --             A date prior to the Dividend Record  Date,
                                    based on industry regulations, necessary to allow for the settlement of traded securities by the Dividend Record Date.
                                    Common Stock purchased between the
                                    Ex-Dividend Date and the Dividend Record
                                    Date is not entitled to the succeeding
                                    dividend.

    Initial Cash Investment --      A payment made to the Company to  purchase
                                    shares of Common Stock to open a Plan
                                    account. The minimum initial Cash
                                    Investment is $50.

    Investment Date --              The date on which the purchase price for
                                    all shares of Common Stock to be purchased has been determined. The purchased shares are credited to a Participant's account on the Investment Date.

    Investment Period --            The period during which Common Stock is
                                    purchased. The Investment Period begins
                                    on the first business day of each month.

    Investment Statement --         A statement sent to a Participant after an
                                    Investment Period in which the
                                    Participant's account  had investment
                                    activity. The Investment Statement
                                    includes the purchase price and number of shares of Common Stock purchased.

    Plan --                         Public Service Company of New Mexico PNM
                                    Direct Plan.

    Plan Administrator --           Public Service Company of New Mexico.

    Plan History Statement --       A  statement sent to a Participant upon

                                    withdrawal (including by way of the sale of shares or the issuance of a certificate for shares) of all or a portion of shares from the Participant's account.

    Shareholder of Record --        An investor whose shares are registered on
                                    the books of the Company.


    PURPOSE OF THE PLAN

         1.  WHAT IS THE PURPOSE OF THE PLAN?

    The purpose of the Plan is to provide shareholders and interested investors with a convenient and economical way to purchase shares of Common Stock with Cash Investments (including an Initial Cash Investment) or reinvested dividends.

    ADVANTAGES AND DISADVANTAGES OF THE PLAN


         2.  WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE PLAN?

         THE PLAN OFFERS INVESTORS THE FOLLOWING ADVANTAGES:

         A. DIRECT PURCHASE OF STOCK -- Persons not presently owning shares of Common Stock may become shareholders by making an Initial Cash Investment of at least $50 (but not more than $60,000 per account per calendar year). See Question 5.

         Participants may invest additional funds at any time to purchase shares of Common Stock. The maximum annual Cash Investment (including the Initial Cash Investment) is $60,000 per account.

         B. SELL STOCK -- Participants may sell shares held in their Plan account through the Plan. See Questions 32 and 33.

         C. CERTIFICATE SAFEKEEPING -- Participants may deposit their Common Stock certificates with the Company, whether or not the Common Stock represented by such certificates was purchased through the Plan, and have their ownership maintained on the Company's records in their Plan account. This convenience is provided at no cost to the Participant and eliminates the possibility of loss, inadvertent destruction, or theft of certificates. Also, because shares deposited for safekeeping are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan. See Question 31.

         D. REINVESTMENT OF DIVIDENDS -- All or a portion of Common Stock dividends may be reinvested to purchase additional shares of Common Stock. See Questions 7 through 9.

         E. SIMPLIFIED RECORDKEEPING -- An Investment Statement will be mailed to a Participant after an Investment Period in which the Participant's account had investment activity. The statement is cumulative, providing year-to-date Plan account activity. A Plan History Statement will be sent when shares are sold, transferred or otherwise withdrawn from the Plan. See Questions 34 and 37.

         F. REDUCED BROKER COMMISSIONS -- The broker commissions negotiated by the Company for buying or selling shares are typically substantially less than those paid by individual investors for this service. No commissions are paid for newly issued shares. See Questions 27 and 33.

         G. TRANSFER OF SHARES -- Participants may transfer shares held in their Plan account to another individual's account at no cost. The normal transfer requirements will apply. See Questions 30 and 43.

         H. FULL INVESTMENT OF FUNDS -- The full amount of reinvested dividends and Cash Investments can be invested because the Plan permits fractional shares to be credited to Plan accounts. Dividends are paid on fractional shares as well as on whole shares. See Question 28.

         PLAN PARTICIPATION PRESENTS INVESTORS WITH THE FOLLOWING DISADVANTAGES:

         A. NO INTEREST ON FUNDS PENDING INVESTMENT -- No interest is paid on dividends or Cash Investments held pending investment or reinvestment. See Question 17.

         B. DELAY IN DETERMINING PURCHASE PRICE -- The number of shares purchased for an investor's Plan account will not be determined until all shares for the relevant Investment Period have been purchased. Therefore, investors will not know the number of shares purchased or the purchase price until the Investment Date. See Questions 25 through 29.

         C. RETURN OF CASH INVESTMENTS ON REQUEST -- Cash Investments (including Initial Cash Investments) sent to the Plan Administrator will not be returned to the investor unless a written request is received by the Plan Administrator by the last Company business day of the month prior to the relevant Investment Period. See Question 19.

         D. PERIODIC DELAYS FOR ISSUING CERTIFICATES OR SELLING SHARES -- Requests for issuance of certificates or the sale of shares from a Plan account will be delayed during the dividend processing period. This is a 13-15 business day period which begins on the Ex-Dividend Date. See Questions 30, 33, and 34.

         E. BROKER COMMISSIONS -- While the broker commissions negotiated by the Plan Administrator for buying or selling stock are typically less than those paid by individual investors for this service, certain investors may be able to negotiate lower commissions on an individual basis. Also, the commissions negotiated by the Plan Administrator may change from time to time. See Questions 27 and 33.

         F. PRICE OF SHARES -- Plan Participants cannot designate a specific price at which to sell or purchase Common Stock. Requests for the sale of Plan shares are accumulated and the Plan Administrator places a market order with the appointed agent. Similarly, a market order is placed with the independent agent to purchase stock with all funds available for investment. See Questions 24, 27, and 32.

    PLAN ADMINISTRATION

         3.  WHO ADMINISTERS THE PLAN?

    The Company administers the Plan. Administration duties include recordkeeping, sending periodic statements of account, and holding shares purchased through the Plan or otherwise deposited for safekeeping. See Question 32. Such shares will be registered in the name of a nominee on behalf of Plan Participants. Communications about the Plan should be directed to:

         Public Service Company of New Mexico
         Shareholder Records Department
         Alvarado Square, MS 0802
         Albuquerque, NM  87158-0802

    When writing, please include a day-time telephone number to expedite our reply.

    The nationwide toll-free Shareholder Records Department telephone number is 800-545-4425. In the Albuquerque area, call 241-2650.

    PARTICIPATION IN THE PLAN

         4.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

    Any interested investors making an Initial Cash Investment of at least $50 and all Common Stock Shareholders of Record are eligible to participate. Citizens or residents of a country other than the United States or its territories and possessions should determine whether they are subject to any governmental regulations prohibiting or restricting participation in the Plan, and must provide evidence satisfactory to the Administrator that their participation will not violate any such regulations, before enrolling in the Plan.

    Beneficial owners of Common Stock whose shares are held in a name other than their own (for example, a bank, broker, or trustee) may participate in the Plan with respect to such shares by transferring those shares into their own name.

         5.  HOW DOES AN ELIGIBLE INVESTOR ENROLL IN THE PLAN?

    After being furnished with a Plan Prospectus, Eligible Investors may join the Plan by completing and signing an Enrollment Form and returning it to the Company. Non-shareholder investors must also submit an Initial Cash Investment of at least $50 (but not more than $60,000). Once enrolled in the Plan, Eligible Investors will remain enrolled until they discontinue their participation or the Plan is terminated. See Questions 34, 35 and 41.

         6.  WHEN MAY AN ELIGIBLE INVESTOR JOIN THE PLAN?

    An Eligible Investor may join the Plan at any time by completing and returning an Enrollment Form.

    PARTICIPATION OPTIONS

         7.  WHAT PARTICIPATION OPTIONS ARE AVAILABLE IN THE PLAN?

    On the Enrollment Form, the investor is offered the following participation options:

            -- Full Dividend Reinvestment
            -- Partial Dividend Reinvestment or
            -- Cash Investment Only

         8.  HOW DOES THE "FULL DIVIDEND REINVESTMENT" OPTION OF THE PLAN WORK?

    Participants enrolling in the Full Dividend Reinvestment option will have dividends earned on all Common Stock, both in their Plan account and of record, reinvested to purchase additional shares of Common Stock. The reinvestment of dividends will commence with the first dividend to which the Participant is entitled payable after the next Dividend Record Date following enrollment. A Participant may also make Cash Investments of up to $60,000 per account annually to purchase Common Stock.

         9.  HOW DOES THE "PARTIAL DIVIDEND REINVESTMENT" OPTION OF THE PLAN
         WORK?

    Participants enrolling in the Partial Dividend Reinvestment option can designate a specific number of shares on which they wish to receive cash dividends, with dividends on the balance of shares being reinvested to purchase Common Stock. Participants may also elect to receive cash dividends on shares they hold in certificate form, with dividends on shares held in their Plan account being reinvested. The reinvestment of dividends will commence with the first dividend to which the Participant is entitled payable after the next

    Dividend Record Date following enrollment. In addition, a Participant may make Cash Investments of up to $60,000 per account annually to purchase Common Stock.

    If a Participant has elected this option and subsequently directs that a portion of his or her shares are to be sold, transferred, or withdrawn, unless the Participant otherwise directs, all shares on which a Participant receives reinvested dividends will be sold, transferred, or withdrawn prior to the sale, transfer, or withdrawal of any shares on which a Participant receives cash dividends.

         10.  HOW DOES THE "CASH INVESTMENT ONLY" OPTION OF THE PLAN WORK?

    Participants enrolling in the Cash Investment Only option may make Cash Investments of at least $50, but not more than $60,000 per account annually. Dividends earned on all Common Stock, both in the Plan account and of record, will be paid directly to the investor in the manner in which dividends are normally paid. The Cash Investment will purchase additional shares of Common Stock.

    NOTE: IF PARTICIPANTS DO NOT INDICATE A PARTICIPATION OPTION ON THE ENROLLMENT FORM, THEIR ACCOUNT WILL AUTOMATICALLY BE ENROLLED INTO THE "FULL DIVIDEND REINVESTMENT" OPTION.

         11.  MAY PARTICIPANTS CHANGE THEIR PARTICIPATION OPTION?

    Yes. The participation option may be changed by completing and signing a new Enrollment Form and returning it to the Company. The change will be effective as of the next Dividend Record Date following receipt of the new Enrollment Form.

         12.  MAY THE COMPANY RESTRICT PARTICIPATION IN THE PLAN?

    Yes. The Company reserves the right to restrict participation in the Plan if it believes that such participation may be contrary to the general intent of the Plan or in violation of applicable law.


    INITIAL CASH INVESTMENTS AND CASH INVESTMENTS

         13.  WHO IS ELIGIBLE TO MAKE CASH INVESTMENTS?

    Any Shareholder of Record who has submitted a signed Enrollment Form is eligible to make Cash Investments regardless of the participation option chosen, subject to the maximum contribution. See Question 16.

         14.  WHO IS ELIGIBLE TO MAKE AN INITIAL CASH INVESTMENT?

    Any interested investor may submit a signed Enrollment Form and make an Initial Cash Investment, subject to the minimum and maximum contributions. See Question 16.

         15.  HOW ARE INITIAL CASH INVESTMENTS AND CASH INVESTMENTS MADE?

    Initial Cash Investments and Cash Investments must be made by check, money order, or wire transfer payable through a U.S. bank or other financial institution, in U.S. dollars, to PNM Direct Plan. Do not send cash. Initial Cash Investments must be accompanied by a completed Enrollment Form; an Enrollment Form or a Cash Investment form should accompany Cash Investments to ensure credit to the proper account. An employee of the Company may elect to make an Initial Cash Investment or Cash Investments through payroll deductions by completing and returning a Payroll Deduction Authorization Form. The Company also allows for Cash Investments to be made by electronic debit from a specified account by completing and returning an Electronic Debit Authorization Form.

         16.  IS THERE A MINIMUM AND MAXIMUM CASH INVESTMENT?

    Yes. The minimum Initial Cash Investment is $50. The minimum for subsequent Cash Investments is $50. The maximum aggregate Cash Investment (including the Initial Cash Investment) is $60,000 per account per calendar year.

         17. WHEN WILL A PARTICIPANT'S INITIAL CASH INVESTMENT OR CASH INVESTMENT BE INVESTED?

    Initial Cash Investments and Cash Investments will be invested during the Investment Period of the calendar month immediately following the calendar month in which the funds are received. Because interest is not paid on funds pending investment, it is to your benefit to mail your Cash Investments so they are received shortly before the end of the calendar month. Funds are considered to be received when delivered, either by postal service or in person, during Company business hours to the Company's corporate headquarters (see "Shareholder Information" below for address).

    In the event that a check submitted for investment is returned unpaid for any reason, the Plan Administrator will consider the request for investment of such funds null and void. Any shares purchased upon the prior credit of such funds will be immediately removed from the Participant's account. The Plan Administrator will be entitled to sell those shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Plan Administrator will be entitled to sell additional shares from the Participant's account to satisfy the uncollected balance.

         18. WHEN WILL SHARES PURCHASED WITH INITIAL CASH INVESTMENTS OR CASH INVESTMENTS BE ENTITLED TO RECEIVE DIVIDENDS?

    Shares purchased with an Initial Cash Investment or Cash Investment will be entitled to dividends if the shares were credited to the Participant's account as of a date preceding the Dividend Record Date for payment of a dividend.

         19. MAY A PARTICIPANT REQUEST THAT AN INITIAL CASH INVESTMENT OR CASH INVESTMENT BE RETURNED?

    Yes. A Participant may request, in writing, the return of an Initial Cash Investment or Cash Investment. The funds will be returned if the request is received by the last Company business day of the month prior to the relevant Investment Period.

    NOTE:  INTEREST IS NOT PAID ON FUNDS HELD PENDING INVESTMENT.

    REINVESTMENT OF DIVIDENDS

         20.  IS THERE A MINIMUM OR MAXIMUM AMOUNT FOR REINVESTED DIVIDENDS?

    No. Dividends designated for reinvestment through the Plan are not subject to a minimum or maximum.

         21.  WHEN WILL A PARTICIPANT'S DIVIDENDS BE REINVESTED?

    A Participant's dividends will be reinvested during the Investment Period of the month following the month in which the dividend is payable. For example, November dividends will be reinvested in December.

         22. WHEN WILL SHARES PURCHASED WITH REINVESTED DIVIDENDS BE ENTITLED TO RECEIVE DIVIDENDS?

    Shares purchased with reinvested dividends will be entitled to dividends on the Dividend Payment Date following the purchase of such shares.

    PURCHASES

         23.  WHAT IS THE SOURCE OF COMMON STOCK PURCHASED THROUGH THE PLAN?

    Common Stock purchased through the Plan will be purchased, at the discretion of the Company and in accordance with applicable law, either on the open market or directly from the Company or through a combination of the foregoing. Shares purchased from the Company will be authorized but unissued shares of the Company. The Company currently anticipates that shares will initially be purchased on the open market and not issued by the Company. Issuance of Common Stock by the Company requires approval by the New Mexico Public Utility Commission.

         24.  HOW IS COMMON STOCK PURCHASED ON THE OPEN MARKET?

    Common Stock will be purchased through an independent agent appointed by the Company. The independent agent will have full discretion in all matters related to such purchases, including the day and time of purchase, price paid, number of shares purchased, and the markets or persons through whom the purchases are made.

         25.  WHEN ARE SHARES PURCHASED FOR THE PLAN?

    Purchases of shares on the open market may begin on the first day of the relevant Investment Period and will be completed no later than 30 days thereafter. Dividends not invested in Common Stock within 30 days of the Dividend Payment Date therefor and Cash Investments not invested in Common Stock within 35 days of receipt will be promptly returned to Participants.

    Shares purchased by the Plan from the Company (newly issued Common Stock) will be acquired as of the first day of the relevant Investment Period, provided that the New York Stock Exchange is open on such day. See Question 26.

         26.  WHEN WILL SHARES BE CREDITED TO A PARTICIPANT'S ACCOUNT?

    Participants' shares will be credited to their Plan accounts on the Investment Date and are considered to be owned by the Participant on that day. If the Investment Date falls on a date when the New York Stock Exchange is closed, the first day immediately succeeding such day on which the New York Stock Exchange is open will be the Investment Date.

         27.  HOW IS THE PURCHASE PRICE OF THE COMMON STOCK DETERMINED?

    The purchase price of Common Stock purchased on the open market will be the weighted average price, including broker commissions, related service charges, and applicable taxes, of all shares purchased during the Investment Period.

    The purchase price of Common Stock purchased from the Company (newly issued Common Stock) will be the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal or, for any day on which there is no such publication, in another generally accepted publication for the first business day of the relevant Investment Period, provided that the New York Stock Exchange is open on such day.

    If the stock is purchased both on the open market and through the Company, the purchase price will be the weighted average price of such shares in accordance with the foregoing two paragraphs.

         28.  HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR A
         PARTICIPANT?

    The number of shares purchased for a Participant will be equal to the Participant's Cash Investments for the month plus dividends available for reinvestment (see Question 21) divided by the purchase price of the shares. The Participant's account will be credited with the whole and fractional shares on the Investment Date.

         29. CAN A PARTICIPANT REQUEST THE PURCHASE OF A SPECIFIC NUMBER OF SHARES?

    No. Since the purchase price of the Common Stock cannot be calculated until the Common Stock is purchased, a Participant may not purchase a specific number of shares.

    CERTIFICATES

         30.  WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED THROUGH THE PLAN?

    No. The certificates for shares purchased through the Plan are registered in the name of a nominee on behalf of Plan Participants. A certificate will be issued to Participants only upon request.

    Participants requesting the issuance of a certificate for their Plan shares should submit the request in writing to the Plan Administrator, specifying the number of shares to be issued. Certificates will generally be issued within five days following the receipt of the request. However, requests received during the dividend processing period will be delayed. See "Disadvantages of the Plan -- D." Certificates cannot be issued for fractional shares.

    The certificate will be issued in the name(s) of the Participant(s). Requests to issue a certificate into another registration must meet the requirements for transfer of stock. See Question 43.

    See Question 9 for information relating to the certification of only a portion of a Participant's Plan shares when the Participant has elected the Partial Dividend Reinvestment option for his or her shares.

    SAFEKEEPING OF CERTIFICATES

         31. CAN CERTIFICATES BE RETURNED TO THE COMPANY TO BE HELD IN THE PARTICIPANT'S PLAN ACCOUNT?

    Yes. Certificates for Common Stock may be returned to the Plan Administrator to take advantage of the safekeeping feature of the Plan.
    THE CERTIFICATES SHOULD NOT BE ENDORSED AND REGISTERED MAIL IS RECOMMENDED. The certificates should be submitted with a letter to the Plan Administrator directing the Plan Administrator to deposit the shares represented by such certificates into the Plan account of the Participant. Alternatively, the certificates can be submitted with a safekeeping authorization form. Investors may submit certificates for safekeeping at any time while participating in the Plan.

    COMMON STOCK SURRENDERED FOR SAFEKEEPING WILL BE TREATED AS SHARES PURCHASED THROUGH THE PLAN.

    SALE OF SHARES

         32.  HOW MAY PARTICIPANTS SELL THEIR PLAN SHARES OR TRANSFER SHARES?

    Participants may sell their Plan shares by submitting a written request to the Company. The request should indicate the number of shares to be sold and must be signed by ALL account owners. Shares acquired through and held in the Plan, as well as shares surrendered for safekeeping, may be sold in this manner. A request to sell shares is irrevocable after it is received by the Company. The Company's appointed agent will have full discretion in all matters related to the sale, including the time of sale, sale price, and the markets or persons through whom the shares are sold. Participants cannot specify a price at which to sell their stock.


    Participants may also elect to transfer (whether by gift, private sale, or otherwise) ownership of all or a portion of their Account Shares to the Account of another Participant or establish an Account for a Person not already a Participant by delivering to the Administrator a completed account action request form to that effect and a stock assignment (stock power) acceptable to the Administrator along with such other documentation as may be required by the Administrator. No fraction of a share of Common Stock credited to the transferor's Account shall be transferred unless the Transferor's entire Account is transferred. For Participants' convenience a gift certificate is available to represent a transfer by gift.

    Shares held outside the Plan may not be sold through the Plan.

    See Question 9 for information relating to the sale of only a portion of a Participant's Plan shares when the Participant has elected the Partial Dividend Reinvestment option for his or her shares.

         33.  WHEN WILL PLAN SHARES BE SOLD?

    Plan shares will generally be sold within five business days following receipt of the sale request. However, sale requests received during the dividend processing period will be delayed until the dividend processing period is completed. See "Disadvantages of the Plan -- D."

    A check will be issued for the proceeds of the sale minus the broker commissions, any related service charges, and applicable taxes, and will be made payable to the registered account owners only.

    TERMINATION OF PLAN PARTICIPATION

         34.  HOW MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

    Participants may terminate participation in the Plan either by selling all the shares in their Plan account or by having a certificate issued for a specific number of whole shares in their Plan account and selling the balance of shares. See Questions 30, 32, and 33. Certificates cannot be issued for fractional shares; fractional shares must be sold when terminating participation.

    Plan Participants must notify the Company in writing of their intention to terminate participation in the Plan, have all account owners sign the request, and indicate whether they wish to receive a stock certificate or sell their shares.

    Participants terminating their Plan participation will receive a Plan History Statement detailing the account history. THIS STATEMENT SHOULD BE RETAINED FOR TAX PURPOSES.

    Cash Investments received prior to the request to terminate Plan participation will be invested during the next Investment Period unless the Participant timely requests the return of that Cash Investment. See Question 19.

    The termination of Plan participation will be delayed if the request is received during the dividend processing period. See "Disadvantages of the Plan -- D."

         35.  MAY THE COMPANY TERMINATE A PARTICIPANT'S PLAN PARTICIPATION?

    Yes. If a Participant does not maintain at least one whole share of Common Stock in the Plan account or does not own any Common Stock of record for which cash dividends are designated for reinvestment pursuant to the Plan, the Participant's participation may be terminated by the Company upon written notice to the

    Participant. A Participant whose participation has been terminated will receive a check for the cash value of any fractional share in the Plan account.

    In addition, the Company may terminate a Participant's participation in the Plan if it believes that such participation may be contrary to the general intent of the Plan or in violation of applicable law. The Participant will receive a certificate for whole shares and a check for the cash value of the fractional share in the Plan account.

    COSTS

         36.  WHAT COSTS ARE ASSOCIATED WITH PARTICIPATION IN THE PLAN?

    The only costs associated with Plan participation are the broker commissions, related service charges, and applicable taxes for the sale or purchase of shares for a Participant's account. All other administrative costs are borne by the Company.

    REPORTS TO PARTICIPANTS

         37.  WHAT REPORTS ARE SENT TO PARTICIPANTS?

    Plan Participants will receive an Investment Statement as soon as possible after each month in which an investment occurs in their Plan account, which will provide detailed account information for the current calendar year. THIS STATEMENT SHOULD BE RETAINED FOR TAX PURPOSES.

    Participants who have sold, transferred, or withdrawn shares from their Plan accounts will receive a Plan History Statement detailing the account
    history.   THIS STATEMENT SHOULD BE RETAINED FOR TAX PURPOSES.

    Plan Participants will also receive copies of all shareholder communications such as annual reports, and notices of shareholder meetings and proxy materials.

    Plan Participants will receive an IRS Form 1099-DIV showing total dividends reported to the Internal Revenue Service which were paid to the Participant both on shares of record and Plan account shares. An IRS Form 1099-B will be provided for reporting the proceeds from the sale of shares through the Plan. See Question 45 for further information regarding tax reporting.

    OTHER INFORMATION

         38. WHAT HAPPENS IF THE COMPANY DECLARES A DIVIDEND PAYABLE IN COMMON STOCK OR A STOCK SPLIT?

    Any dividends in the form of shares of Common Stock and any shares resulting from a Common Stock split on shares held in a Participant's Plan account will be credited to the Participant's Plan account.

         39.  HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF
         SHAREHOLDERS?

    Participants in the Plan will receive a proxy statement and a proxy card representing Plan account shares as well as any other Common Stock held of record. The Participant's shares will be voted in accordance with the instructions indicated on the proxy card. Shares for which a proxy is not received will not be voted.

         40. WHAT IS THE RESPONSIBILITY OF THE COMPANY AND ITS AGENTS UNDER THE PLAN?

    Neither the Company, in its individual capacity or as Administrator, nor any independent agent appointed by the Company pursuant to the Plan will be liable for any act done in good faith or for any good faith omission to act with respect to the Plan, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death or with respect to the prices or times at which, or sources from which, shares are purchased or sold for Participants, or with respect to any fluctuation in market value before or after any purchase or sale of shares.

    PARTICIPANTS MUST RECOGNIZE THAT THE COMPANY CANNOT ASSURE THEM A PROFIT, OR PROTECT THEM AGAINST LOSSES, ON SHARES PURCHASED PURSUANT TO THE PLAN. THE MARKET PRICE OF COMMON STOCK CAN FLUCTUATE SUBSTANTIALLY. PARTICIPANTS ACCEPT THE RISKS AS WELL AS THE BENEFITS OF THE PLAN.

         41.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

    Yes. The Company reserves the right to suspend, modify, or terminate the Plan at any time. The Company may register additional shares from time to time. Any suspension, modification, or termination of the Plan will be communicated by the Company to all Plan Participants.

         42.  MAY COMMON STOCK HELD IN A PLAN ACCOUNT BE PLEDGED AS COLLATERAL?

    No. Common Stock held in a Plan account may not be pledged as collateral. Participants wishing to use their Common Stock as collateral must have certificates issued for the shares. The certificates can then be delivered for collateral.

         43. MAY COMMON STOCK HELD IN A PLAN ACCOUNT BE TRANSFERRED OR ASSIGNED TO ANOTHER PERSON?

    Yes. A Participant may transfer or assign Plan shares to another person or entity by meeting the requirements for transfer of stock. Requests for stock transfer requirements should be sent to:

         Public Service Company of New Mexico
         Shareholder Records Department
         Alvarado Square, MS 0802
         Albuquerque, NM  85158-0802

    or by calling the Company at 800-545-4425 or, in Albuquerque, at 241-2650.

    See Question 9 for information relating to the transfer of only a portion of a Participant's Plan shares when the Participant has elected the Partial Dividend Reinvestment option for his or her shares.

         44.  HOW MAY INSTRUCTIONS BE GIVEN TO THE ADMINISTRATOR?

    Although currently all instructions from a Participant to the Administrator are required to be in writing, the Administrator may in the future allow certain instructions to be given by telephone or in any other manner as agreed to by the Administrator and the Participant.

    FEDERAL INCOME TAX INFORMATION

         45.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PLAN
         PARTICIPATION?

    The Company believes the following is an accurate summary of the federal tax consequences of participation in the Plan. YOU ARE ADVISED TO CONSULT YOUR TAX OR FINANCIAL ADVISOR WITH RESPECT TO FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS WHICH APPLY TO YOUR SPECIFIC SITUATION.

    In general, the dividends paid on Common Stock, whether the shares are held in certificate form by the shareholder or held through the Plan, are considered taxable income, whether received in cash or reinvested through the Plan. The information return sent to you and the IRS at year-end will provide the information required to complete your income tax returns.

    The tax basis of shares acquired through the reinvestment of dividends will be equal to the value of dividends reinvested. The tax basis of shares purchased with Cash Investments will be equal to the amount of such investments.

    Upon the sale of all or a portion of the shares from the Plan, a Participant may recognize a capital gain or loss based on the difference between the sales proceeds and the tax basis in the shares sold, including any fractional shares. The capital gain or loss will be long-term if the shares were held for more than one year.

    For Participants who are subject to U.S. withholding tax, backup withholding, or foreign taxes, the Company will withhold the required taxes from the gross dividends or proceeds from the sale of shares. The dividends or proceeds received by the Participant, or dividends reinvested on behalf of the Participant, will be net of the required taxes.

                               USE OF PROCEEDS

         Since purchases of Common Stock under the Plan may be satisfied by (i) the purchase of new shares of Common Stock issued by the Company, or (ii) the purchase of shares of Common Stock in the open market, the number of shares of Common Stock, if any, that the Company ultimately will sell under the Plan is not known. If newly issued shares of Common Stock are purchased under the Plan, the proceeds from such sales will be used for general corporate purposes, including, without limitation, the redemption, repayment or retirement of outstanding indebtedness of the Company. The Company will not receive any proceeds when shares of Common Stock are purchased under the Plan in the open market.

                        DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 10,000,000 shares of Cumulative Preferred Stock without par value, issuable in series from time to time, and 80,000,000 shares of Common Stock, par value $5 per share. The Board of Directors of the Company is authorized by the Company's Restated Articles of Incorporation to fix the designation and number of shares of each series of Cumulative Preferred Stock, the dividend rate, the redemption price, the voluntary and involuntary liquidation price, sinking fund provisions, if any, and the conversion provisions, if any. No amendment to the Restated Articles of Incorporation which would change the rights of any class of the capital stock of the Company may be made unless authorized by the holders of two-thirds of the shares of the particular class affected by the amendment. As of September __, 1996, there were outstanding: (i) 41,774,083 shares of Common Stock, and (ii) 128,000 shares of the 1965 Series, 4.58% Cumulative Preferred Stock of the Company, having a stated value (equal to the involuntary liquidation price) of $100 per share.

    The Common Stock is listed on the New York Stock Exchange.

    DIVIDEND RESTRICTIONS

    Dividends are payable on the Common Stock as declared by the Board of Directors from funds legally available therefor, but only after payment of all accumulated dividends for all past and current dividend periods on the shares of any series of Preferred Stock outstanding.

    The Company's Restated Articles of Incorporation restrict the amount of dividends payable on the Common Stock (other than dividends payable in Common Stock) so long as any shares of Preferred Stock are outstanding to
    (i) not more than 50% of the net income available for dividends on the Common Stock when the ratio of Common Stock equity to total capitalization (including outstanding indebtedness of a maturity of one year or more and earned surplus) is less than 20%, and (ii) not more than 75% of such income when such ratio is 20% or more but less than 25%. When the ratio is 25% or more there is no such restriction on the payment of dividends on Common Stock, except that such a payment shall not itself reduce the ratio below 25%.

    The Indenture of Mortgage and Deed of Trust, under which the Company's first mortgage bonds are outstanding, and the supplemental indentures thereto contain provisions which restrict the aggregate amount of dividends payable on the Common Stock so long as certain presently outstanding bonds remain outstanding. The Company's existing secured revolving credit facility and the reimbursement agreement associated with a letter of credit supporting a series of pollution control revenue bonds also contain certain restrictions relating to the payment of dividends.

    The restrictions discussed above are equally applicable to the repurchase by the Company of shares of its outstanding Common Stock.

    VOTING RIGHTS

    Except as hereinafter stated, all voting rights are vested in the holders of the Common Stock who have one vote per share and have no cumulative voting rights. Three of the Company's nine directors are elected for three-year terms at each annual meeting of the Company's stockholders. The holders of shares of Preferred Stock have no voting rights except as provided by law or when four quarterly dividends on Preferred Stock have not been paid, at which time the holders of the Preferred Stock shall have the following rights until all dividends in arrears have been paid:

             (1) Voting as a class, to elect all three directors to be elected at the next annual meeting, and thereafter, if dividends continue to be due and unpaid, to elect two of the three directors to be elected at the next succeeding annual meeting and to continue to elect a majority of the Board of Directors in such manner; and

             (2) To vote on all questions in such manner that holders of Preferred Stock shall have one vote for each ten dollars of stated value, or part thereof, for each share of Preferred Stock held.

    In addition, the Company must secure the approval of the holders of certain percentages of Preferred Stock outstanding prior to effecting various changes in the rights of the Preferred Stock, the issuance of additional shares of Preferred Stock or the making of certain unsecured borrowings, in the last two instances, when certain conditions in the Company's capital structure exist.

    LIQUIDATION RIGHTS

    After payment to the holders of Preferred Stock of the full preferential amounts to which they are entitled, the remaining assets, if any, upon voluntary or involuntary liquidation, are distributable to the holders of Common Stock.

    PRE-EMPTIVE RIGHTS

    There are no pre-emptive rights applicable to the Common Stock or Preferred Stock.

    OTHER PROVISIONS

    There are no conversion rights, or redemption or sinking fund provisions, applicable to the Common Stock, and the Common Stock is not liable to further calls or to assessments by the Company.

                                    EXPERTS

         The consolidated financial statements of the Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in the Company's 1995 Form 10-K incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL OPINIONS

         Certain legal matters in connection with the Common Stock offered hereby have been passed on for the Company by Keleher & McLeod, P. A.,
    P. O. Drawer AA, Albuquerque, NM  87103.


                            SHAREHOLDER INFORMATION
                      PUBLIC SERVICE COMPANY OF NEW MEXICO


    Corporate Headquarters:               Alvarado Square, MS 0802
                                          Albuquerque, NM  87158-0802


    Mailing Address:                      P.O. Box 1047
                                          Albuquerque, NM  87103-9937


    Telephone Numbers:                    505-241-2650 In Albuquerque
                                          800-545-4425 Nationwide Toll-free


    Shareholder Account Information

    -- Stock Transfer Requirements:       P.O. Box 1047
                                          Albuquerque, NM  87103-9937

    -- Plan and Account Information:      P.O. Box 1047
                                          Albuquerque, NM  87103-9937

    Stock Listing Information

    -- Ticker Symbol:                     PSvNM on the New York Stock Exchange

================================================================================

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
    Available Information . . . . . . . . . . . . . . . . . . . . .  1
    Incorporation of Certain
      Documents by Reference. . . . . . . . . . . . . . . . . . . .  1
    The Company . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    Purpose of the Plan . . . . . . . . . . . . . . . . . . . . . .  3
    Advantages and Disadvantages
      of the Plan . . . . . . . . . . . . . . . . . . . . . . . . .  3
    Plan Administration . . . . . . . . . . . . . . . . . . . . . .  4
    Participation in the Plan . . . . . . . . . . . . . . . . . . .  5
    Participation Options . . . . . . . . . . . . . . . . . . . . .  5
    Initial Cash Investments
      and Cash Investments. . . . . . . . . . . . . . . . . . . . .  6
    Reinvestment of Dividends . . . . . . . . . . . . . . . . . . .  7
    Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    Certificates. . . . . . . . . . . . . . . . . . . . . . . . . .  9
    Safekeeping of Certificates . . . . . . . . . . . . . . . . . .  9
    Sale of Shares. . . . . . . . . . . . . . . . . . . . . . . . .  9
    Termination of Plan Participation . . . . . . . . . . . . . . . 10
    Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    Reports to Participants . . . . . . . . . . . . . . . . . . . . 11
    Other Information . . . . . . . . . . . . . . . . . . . . . . . 11
    Federal Income Tax Information. . . . . . . . . . . . . . . . . 12
    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 13
    Description of Capital Stock. . . . . . . . . . . . . . . . . . 13
    Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    Legal Opinions. . . . . . . . . . . . . . . . . . . . . . . . . 15
    Shareholder Information . . . . . . . . . . . . . . . . . . . . 15
================================================================================

                                     [LOGO]


                             PUBLIC SERVICE COMPANY
                                 OF NEW MEXICO

                                  COMMON STOCK
                                 ($5 PAR VALUE)

                                PNM DIRECT PLAN





                         --------------------------
                                 PROSPECTUS
                         --------------------------




                             SEPTEMBER __, 1996

              PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

    ITEM 14.  Other Expenses of Issuance and Distribution

         *Securities and Exchange Commission registration fee       $13,534
         Printing, engraving and postage expenses                    50,000
         Legal fees                                                   7,000
         Accounting fees                                              4,000
         Miscellaneous                                               10,000
                                                                    -------

                 Total Expenses                                     $84,534
                                                                    =======


    ---------------
    *Actual, others estimated

    ITEM 15.  Indemnification of Directors and Officers.

         Section 8 of Article II of the Company's By-Laws contains the following provisions with respect to indemnification of directors and officers:

         Each person who shall have served as a director or an officer of the Company, or, at the request of the Company, as a director or an officer of any other corporation, partnership or joint venture, whether profit or not profit, in which the Company (a) owns shares of capital stock, (b) has an ownership interest, (c) is a member, or (d) is a creditor, and regardless of whether or not such person is then in office, and the heirs, executors, administrators and personal representatives of any such person shall be indemnified by the Company to the full extent of the authority of the Company to so indemnify as authorized by the law of New Mexico.

         Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if: (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person's official capacity with the corporation, that the person's conduct was in its best interests; and (b) in all other cases, that the person's conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has
    (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

         Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise. At the Company's 1987 Annual Meeting of Stockholders, the stockholders approved certain agreements with the Company's directors and officers relating to indemnification of directors and officers. Such agreements have been entered into with each director and officer. The agreements provide for indemnification of directors and officers to the fullest extent permitted by law, including advancement of litigation expenses where appropriate. The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

         Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

    ITEM 16.     Exhibits.

    Exhibit No.           Description
    -----------           ------------
    4.1                   Restated Articles  of Incorporation of  the Company as  amended through  May
                          10,  1985  (incorporated  by reference  to  Exhibit  4-(b)  to  Registration
                          Statement No. 2-99990 of the Company).
    4.2                   Bylaws of the Company  as amended through December 6, 1994  (incorporated by reference to  Exhibit 3.2 to  Annual Report  of the Registrant  on Form 10-K
                          for fiscal year ended December 31, 1994).
    4.3                   Indenture of Mortgage and  Deed of Trust dated as  of June 1, 1947,  between the Company  and The Bank  of New  York (formerly Irving  Trust Company), as
                          Trustee, together with the Ninth Supplemental Indenture dated as January  1,
                          1976, the  Twelfth Supplemental Indenture  dated as of  September 15,  1971, the Fourteenth Supplemental Indenture dated  as of December 1, 1974, and the
                          Twenty-second Supplemental  Indenture dated  as of  October 1,  1979 thereto relating to First  Mortgage Bonds of the Company (incorporated  by reference to Exhibit 4-(d) to Registration Statement No,. 2-99990 of the Company).
    4.4                   Portions of  sixteen supplemental  indentures to the  Indenture of  Mortgage and Deed  of Trust dated as  of June  1, 1947, between  the Company and  The
                          Bank of  New York (formerly Irving  Trust Company), as  Trustee, relevant to
                          the  declaration   or  payment  of   dividends  or  the   making  of   other
                          distributions on or the purchase by the  Company of shares of the  Company's
                          Common  Stock (incorporated  by reference  to Exhibit 4-(e)  to Registration
                          Statement No 2-99990 of the Company).
    4.5                   U. S. $100,000,000 Revolving Credit  Agreement dated as of December 14, 1993 among  the Company and  the banks and co-agents  named therein (incorporated by  reference to  Exhibit 10.57 to  Annual Report of the  Registrant on Form
                          10-K for fiscal year ended December 31, 1993).
    4.5.1                 Amendment No.  1, dated  June 7,  1995 to  the U. S.  $100,000,000 Revolving
                          Credit  Agreement dated  as of December  14, 1993 among the  Company and the banks  and co-agents  named therein  (incorporated by  reference to  Exhibit
                          10.57.1  to the  Quarterly Report  of the  Registrant on  Form 10-Q  for the
                          quarter ended June 30, 1995).
    4.6                   Reimbursement Agreement, dated  as November 1,  1992 between  Public Service
                          Company of  New Mexico  and  Canadian Imperial  Bank of  Commerce, New  York
                          Agency (incorporated  by reference to Exhibit 4.5  to Registration Statement
                          No. 33-65418 of the Company).
    4.6.1                 Amendment No. 1 dated as  of July  1, 1994, to  the Reimbursement Agreement dated as  of November 1, 1992  between Public Service Company  of New Mexico and Canadian  Imperial Bank of  Commerce, New York  agency (incorporated  by reference to Exhibit  10.60.1 to the Company's Quarterly Report on Form 10-Q
                          for the quarter ended June 30, 1994).

    4.6.2                 Amendment No. 2 dated as  of October 1, 1995, to the Reimbursement Agreement dated as  of November 1, 1992  between Public Service Company  of New Mexico and  Canadian  Imperial  of  Commerce,  New  York  Agency  (incorporated  by reference to Exhibit 10.60.2 to the  Company's Quarterly Report on Form 10-Q
                          for the quarter ended September 30, 1995).
    4.7                   Form of PNM Direct Plan
    5                     Opinion of Keleher & McLeod, P.A.
    15                    Letter re unaudited interim financial information
    23.1                  Consent of Arthur Andersen LLP
    23.2                  Consent of Keleher & McLeod, P. A. (included in Exhibit 5)
    24                    Power of attorney (See Signatures page in Part II)

    ITEM 17.     Undertakings.

    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
    1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on August 28, 1996.

                                   PUBLIC SERVICE COMPANY OF NEW MEXICO

                                   By:    /s/Benjamin F. Montoya
                                      -----------------------------------------
                                      (Benjamin F. Montoya, President
                                      and Chief Executive Officer)

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Benjamin F. Montoya, Max Maerki, and Donna Burnett, and each of them, as attorneys-in fact, to sign in his or her name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement.

                 Signature                                  Capacity                          Date

               /s/ B. F. Montoya                            Principal Executive Officer       August 28, 1996
- ------------------------------------------------------      and Director
                 B. F. Montoya
                  President and Chief
                    Executive Officer

                /s/ M. H. Maerki                            Principal Financial Officer       August 28, 1996
- ------------------------------------------------------
                 M. H. Maerki
                Senior Vice President
          and Chief Financial Officer

                /s/ D. M. Burnett                           Principal Accounting Officer      August 28, 1996
- ------------------------------------------------------
                 D. M. Burnett
                 Corporate Controller
          and Chief Accounting Officer

               /s/ J. T. Ackerman                           Director                          August 28, 1996
- -----------------------------------------------------
                 J. T. Ackerman

              /s/ R. G. Armstrong                           Director                          August 28, 1996
- ----------------------------------------------------
                 R. G. Armstrong

               /s/ J.A. Godwin                              Director                          August 28, 1996
- -------------------------------------------------------
                 J. A. Godwin

               /s/ L. H. Lattman                            Director                          August 28, 1996
- ------------------------------------------------------
                 L. H. Lattman

               /s/ M. Lujan, Jr.                            Director                          August 28, 1996
- --------------------------------------------------------
                 M. Lujan, Jr.

               /s/ R. U. Ortiz                              Director                          August 28, 1996
- ---------------------------------------------------------
                 R. U. Ortiz

              /s/ R. M. Price                               Director                          August 28, 1996
- --------------------------------------------------------
                  R. M. Price

              /s/ P. F. Roth                                Director                          August 28, 1996
- ---------------------------------------------------------
                  P. F. Roth

                               INDEX TO EXHIBITS


    Exhibit No.           Exhibit
    -----------           --------
    4.1                   Restated Articles  of Incorporation of  the Company as  amended through  May
                          10,  1985  (incorporated  by reference  to  Exhibit  4-(b)  to  Registration
                          Statement No. 2-99990 of the Company).

    4.2                   Bylaws of the Company as  amended through December 6, 1994  (incorporated by reference  to Exhibit  3.2 to Annual  Report of the Registrant  on Form 10-K
                          for fiscal year ended December 31, 1994).

    4.3                   Indenture of Mortgage and  Deed of Trust dated  as of June 1, 1947,  between the Company  and The Bank of  New York (formerly  Irving Trust  Company), as
                          Trustee, together with the Ninth Supplemental Indenture dated as January  1,
                          1976, the  Twelfth Supplemental Indenture  dated as of  September 15,  1971, the  Fourteenth Supplemental Indenture dated as of December 1, 1974, and the
                          Twenty-second Supplemental  Indenture dated as  of October  1, 1979  thereto relating to First  Mortgage Bonds of the Company (incorporated  by reference to Exhibit 4-(d) to Registration Statement No,. 2-99990 of the Company).

    4.4                   Portions  of sixteen supplemental  indentures to  the Indenture  of Mortgage and  Deed of Trust  dated as  of June 1, 1947,  between the  Company and The
                          Bank of  New York (formerly Irving  Trust Company), as  Trustee, relevant to
                          the  declaration   or  payment  of   dividends  or  the   making  of   other
                          distributions on or the purchase by the  Company of shares of the  Company's
                          Common Stock  (incorporated by reference  to Exhibit  4-(e) to  Registration
                          Statement No 2-99990 of the Company).

    4.5                   U. S. $100,000,000 Revolving Credit  Agreement dated as of December 14, 1993 among  the Company and  the banks and co-agents  named therein (incorporated by reference  to Exhibit 10.57 to  Annual Report of  the Registrant  on Form
                          10-K for fiscal year ended December 31, 1993).

    4.5.1                 Amendment No. 1,  dated June 7,  1995 to  the U.  S. $100,000,000  Revolving
                          Credit Agreement  dated as of  December 14,  1993 among the  Company and the banks  and  co-agents named  therein (incorporated  by reference  to Exhibit
                          10.57.1  to the  Quarterly Report  of the  Registrant on  Form 10-Q  for the
                          quarter ended June 30, 1995).

    4.6                   Reimbursement Agreement,  dated as November 1,  1992 between Public  Service
                          Company  of New  Mexico and  Canadian Imperial  Bank of  Commerce,  New York
                          Agency (incorporated  by reference to Exhibit  4.5 to Registration Statement
                          No. 33-65418 of the Company).

    4.6.1                 Amendment No. 1 dated as of July 1, 1994, to the Reimbursement Agreement dated as  of November 1, 1992 between Public Service Company  of New Mexico and Canadian Imperial Bank of Commerce, New York  agency (incorporated  by reference to Exhibit 10.60.1 to the Company's Quarterly Report on  Form 10-Q
                          for the quarter ended June 30, 1994).

    4.6.2                  Amendment No. 2 dated as  of October 1, 1995, to the Reimbursement Agreement dated as  of November 1, 1992  between Public Service Company  of New Mexico and  Canadian  Imperial  of  Commerce,  New  York  Agency  (incorporated  by reference to Exhibit 10.60.2 to the  Company's Quarterly Report on Form 10-Q
                           for the quarter ended September 30, 1995).

    4.7                    Form of PNM Direct Plan

    5                      Opinion of Keleher & McLeod, P.A.

    15                     Letter re unaudited interim financial information

    23.1                   Consent of Arthur Andersen LLP

    23.2                   Consent of Keleher & McLeod, P. A. (included in Exhibit 5)

    24                     Power of attorney (See Signatures page in Part II)